EXECUTION VERSION

WAIVER TO FOURTH AMENDED AND RESTATED NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

WAIVER TO FOURTH AMENDED AND RESTATED NOTE PURCHASE AND PRIVATE SHELF AGREEMENT, dated as of February 20, 2018 (this “Agreement”), among Lippert Components, Inc., a Delaware corporation (the “Issuer”), LCI Industries, a Delaware corporation, formerly known as “Drew Industries Incorporated” (the “Parent” and, together with the Issuer, collectively, the “Obligors”), PGIM, Inc. (“Prudential”), each of the purchasers of Series A Notes (as defined below) named on the Purchaser Schedule thereto (collectively, the “Noteholders”) party hereto.
W I T N E S S E T H:
WHEREAS, the Obligors, Prudential and the Noteholders are parties to the Fourth Amended and Restated Note Purchase and Private Shelf Agreement, dated as of April 27, 2016, as amended by that certain letter agreement dated as of March 30, 2017 (as so amended, the “Note Purchase Agreement”), pursuant to which, inter alia, the Issuer issued $50,000,000 aggregate principal amount of its 3.35% Series A Senior Notes due March 20, 2020 (the “Series A Notes”) and authorized the issuance of additional senior promissory notes (the “Shelf Notes”, together with the Series A Notes, collectively, the “Notes”) as therein provided;
WHEREAS, the Obligors have requested that the Noteholders waive certain requirements under the Note Purchase Agreement with respect to the formation of six Subsidiaries; and
WHEREAS, the Noteholders party hereto are willing, subject to the terms and conditions hereinafter set forth, to waive such requirements;
NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:
ARTICLE I

Definitions
SECTION 1.1Certain Definitions. The following terms (whether or not underscored) when used in this Agreement shall have the following meanings:

“Agreement” is defined in the preamble of this Agreement.
“Effective Date” is defined in Section 3.1 of this Agreement.
“Issuer” is defined in the preamble of this Agreement.
“LCM XII” means LCM REALTY XII, LLC, an Indiana limited liability company.
“New LC Subsidiaries” means, collectively, LCM XII, TM Group and TM Credit.
“Note Purchase Agreement” is defined in the first recital of this Agreement.
“Noteholders” is defined in the preamble of this Agreement.

“Notes” is defined in the first recital of this Agreement.
“Obligors” is defined in the preamble of this Agreement.
“Parent” is defined in the preamble of this Agreement.
“Prudential” is defined in the preamble of this Agreement.
“Series A Notes” is defined in the first recital of this Agreement.
“Shelf Notes” is defined in the first recital of this Agreement.
“Specified Defaults” is defined in Article II of this Agreement.
“TM Credit” means Taylor Made Credit, LLC, a Delaware limited liability company.
“TM Group” means Taylor Made Group, LLC, a Delaware limited liability company.
SECTION 1.2        Other Definitions. Terms used herein as defined terms and not otherwise defined herein shall have the meanings ascribed thereto in the Note Purchase Agreement.

ARTICLE II

Waiver
Effective on (and subject to the occurrence of) the Effective Date, the Noteholders party hereto hereby agree to waive (a) the Event of Default that occurred pursuant to clause (vi) of paragraph 7A of the Note Purchase Agreement as a result of the Obligors’ failure to comply with paragraph 5K of the Note Purchase Agreement, solely with respect to the formation of LCM XII within the time period required thereby, and (b) the Event of Default that occurred pursuant to clause (vi) of paragraph 7A of the Note Purchase Agreement as a result of the Obligors’ failure to notify the Noteholders of the occurrence of the Event of Default described in clause (a) of this Article II (the Events of Default described in clauses (a) and (b), collectively, the “Specified Defaults”); provided that the foregoing waiver shall be terminated and the Specified Defaults shall be deemed to be continuing in the event that Prudential and the Noteholders shall not have received, on or prior to the date that is 10 days after the Effective Date, evidence that each New LC Subsidiary shall have become party to the Subsidiary Guaranty and the Subordination Agreement and taken such other actions, and delivered such documents, as may be required pursuant to paragraph 5K or reasonably requested by the Required Holders.
ARTICLE III
Conditions To Effectiveness
SECTION 3.1        Effective Date. This Agreement shall become effective on such date (herein called the “Effective Date”) when the conditions set forth in this Section have been satisfied.

SECTION 3.1.1    Execution of Agreement. Prudential and the Noteholders shall have received counterparts of this Agreement duly executed and delivered on behalf of the Obligors, Prudential and the Required Holders.

SECTION 3.1.2    Execution of Supplement. Prudential and the Noteholders shall have received counterparts of the Supplement duly executed and delivered on behalf of the New LC Subsidiaries and the Notes Collateral Agent.

SECTION 3.1.3    Execution of Consent, Waiver and Recognition Agreement (LLC). Prudential and the Noteholders shall have received counterparts of the Consent, Waiver and Recognition Agreement (LLC) duly executed and delivered on behalf of the New LC Subsidiaries and their respective sole members.

SECTION 3.1.4    Waiver to Bank Credit Agreement. Prudential and the Noteholders shall have received evidence that any event of default existing under the Bank Credit Agreement prior to the Effective Date as a result of the Obligors failing to take certain actions required thereunder in connection with the creation of LCM XII shall have been waived pursuant to a waiver to the Bank Credit Agreement (the “Credit Agreement Waiver”).

SECTION 3.1.5    Note Purchase Agreement Conditions. Prudential and the Noteholders shall have received evidence or confirmation that all other requirements set forth in paragraph 5K and paragraph 5L of the Note Purchase Agreement have been satisfied in relation to the creation of the New LC Subsidiaries (except as contemplated in Article II with respect to becoming parties to the Subsidiary Guaranty and the Subordination Agreement).

SECTION 3.1.6    Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Obligors and the New LC Subsidiaries shall be satisfactory in form and substance to Prudential, the Noteholders and their legal counsel. In addition, Prudential, the Noteholders and their counsel shall have received all information, approvals, documents or instruments as Prudential, the Noteholders or their counsel may reasonably request.

SECTION 3.1.7    Representations and Warranties. The representations and warranties contained in Article IV hereof shall be true and accurate as of the Effective Date.

SECTION 3.1.8    Counsel Fees. The Obligors shall have paid all outstanding costs, expenses and fees of Prudential and the Noteholders (including reasonable attorneys’ fees and expenses of Morgan, Lewis & Bockius LLP incurred in connection with the documentation of this Agreement and the documents related thereto (including a reasonable estimate of post-closing fees and expenses).

ARTICLE IV

Representations and Warranties

Each Obligor represents and warrants to Prudential and the Noteholders that:
SECTION 4.1        Organization; Power and Authority. Such Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, except where the failure to be licensed or qualified would not reasonably be expected to have a Material Adverse Effect. Such Obligor has the necessary corporate power and authority to execute and deliver this Agreement and to perform the provisions hereof.

SECTION 4.2        Authorization, Etc. This Agreement has been duly authorized by all necessary corporate action on the part of such Obligor, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 4.3        Compliance with Laws, Other Instruments, Etc. The execution and delivery of this Agreement, and the performance by the Obligors of this Agreement and the Note Purchase Agreement, will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of either Obligor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which either Obligor or any Subsidiary is bound or by which either Obligor or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to either Obligor or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to either Obligor or any Subsidiary.

SECTION 4.4        Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution or delivery of this Agreement, or the performance of this Agreement or the Note Purchase Agreement, by either Obligor.

SECTION 4.5        No Default or Event of Default. No Default or Event of Default has occurred and is continuing, either before or after giving effect to this Agreement, other than the Specified Defaults.

SECTION 4.6        No Fees. Neither of the Obligors nor any of their Affiliates have, or have agreed to, pay a fee or any other compensation to any Bank Lender or to JPMorgan Chase Bank, N.A., as administrative agent for the Bank Lenders, in connection with the Credit Agreement Waiver, except for an upfront fee paid to each Increasing Lender (as defined in the Credit Agreement Waiver) in an amount equal to 0.20% of such Increasing Lender’s Increased Commitment (as defined in the Credit Agreement Waiver).

ARTICLE V

Miscellaneous

SECTION 5.1        Cross-References. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement.

SECTION 5.2        Transaction Document; Limitation of Waiver. This Agreement is a Transaction Document. The waiver set forth in Article II shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Note Purchase Agreement or of any term or provision of any other Transaction Document or of any transaction or future action on the part of either Obligor or any other Credit Party which would require the consent of Prudential or any of the Noteholders under the Note Purchase Agreement or any other Transaction Document. Except as expressly waived hereby, all of the representations, warranties, terms, covenants and conditions contained in the Note Purchase Agreement and each other Transaction Document shall remain unamended or otherwise unmodified and in full force and effect.

SECTION 5.3        Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed signature page by facsimile or e-mail transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.4        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 5.5        Costs and Expenses. The Issuer agrees to pay all reasonable costs and expenses of Prudential and the Noteholders (including the reasonable fees and out-of-pocket expenses of their legal counsel) that are incurred in connection with the execution and delivery of this Agreement and the other agreements and documents entered into in connection herewith.

SECTION 5.6        GOVERNING LAW; WAIVER OF JURY TRIAL; ENTIRE AGREEMENT. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. EACH PERSON A PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION HEREWITH. THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WRITTEN OR ORAL, WITH RESPECT HERETO.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ISSUER:

LIPPERT COMPONENTS, INC.

By:
Name:
Title:

PARENT:

LCI INDUSTRIES

By:
Name:
Title:

PGIM, INC.

By:
Name:
Title:    Vice President

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: ___________________________________
Name:
Title:     Vice President

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY

By:    PGIM, Inc.
(as Investment Manager)

By:
Name:
Title:     Vice President

FARMERS INSURANCE EXCHANGE
MID CENTURY INSURANCE COMPANY
ZURICH AMERICAN INSURANCE COMPANY

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By: ______________________________
Name:
Title:     Vice President